UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

CHINA XD PLASTICS COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, the PRC	150060
(Address of principal executive offices)	(Zip Code)

(86) 451-8434-6600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXDC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2021, Huiyi Chen, an independent director, Chair of the Audit Committee, and member of the Nominating Committee, resigned from the Board of Directors of China XD Plastics Company Limited (the “Company”). Mr. Chen’s decision to resign was not a result of any disagreement with the Company or its management.

Effective as of September 9, 2021, the Company’s Board of Directors appointed Feng Li as an independent director to the Board of Directors, as Chair of the Audit Committee, and as a member of the Nominating Committee. Mr. Li serves as a deputy director at Plastics Processing R&D Center of Beijing Research Institute of the Chemical Industry, as well as a member of the Science and Technology Committee of Beijing Research Institute of the Chemical Industry. He has substantial experience in technology, production, and business management in the chemical industry. Under his leadership in various senior roles, including Vice General Manager, Director, and Chief Engineer responsible for project design, investment, management and finance, Mr. Li successfully launched and operated several joint ventures between Beijing Chemical Industry Research Institute (Group), a subsidiary of China Petroleum & Chemical Corp (Sinopec), the largest refiner in Asia, and Jiangnan Mould & Plastic Co. Ltd., Shenzhen Petrochemical and Plastics Co. Ltd., Suzhou Anli Chemical Co., Ltd., and others. Mr. Li also serves on the committee of Venture Capital for Innovative Small-Medium Size Enterprises under the Ministry of Science and Technology of the People’s Republic of China. From November 14, 2012 to January 1, 2020, Mr. Li had previously served as an independent director of the Company. Mr. Li received a B.S. in Polymer Material from Nanjing Institute of Chemical Technology and a Master’s Degree from Beijing University of Chemical Technology. Mr. Li also attended the MBA program at China Sinopec Management Institute of Business Administration and studied as an exchange scholar at the University of Technology in Sydney, Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2021

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie HAN
Name:	Jie HAN
Title:	Chief Executive Officer